                                                                     Exhibit 4.1

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

         This Amendment No. 2 ("Amendment No. 2") to that certain rights agreement, dated as of September 25, 1995, as amended on June 17, 1998, by and between Investors Financial Services Corp., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, as rights agent (the "Rights Agent") (as amended, the "Rights Agreement"), is made and entered into as of this 15th day of August, 2000 by the Company and the Rights Agent. Capitalized terms not defined herein shall have the respective meaning ascribed to them in the Rights Agreement.

         In accordance with Section 27 (Supplements and Amendments) of the Rights Agreement, the Company hereby amends the Rights Agreement as follows:

         1. Effective immediately, the Rights Agreement is hereby amended by replacing Section 1(y) thereof in its entirety with the following:

                  "`INITIAL EXERCISE PRICE' shall be $540.00"

         2. Effective immediately, Exhibit B (Form of Rights Certificate) to the Rights Agreement is hereby amended and restated in its entirety by EXHIBIT I hereto.

         3. Effective immediately, Exhibit C (Summary of Rights to Purchase Preferred Stock) to the Rights Agreement is hereby amended and restated in its entirety by EXHIBIT II hereto.

         4. Except as specifically amended and set forth herein, the Rights Agreement shall remain unchanged and in full force and effect in accordance with its terms.

         5. By execution of this Amendment No. 2, the Company hereby certifies to the Rights Agent that the amendments to the Rights Agreement reflected herein comply with Section 27 (Supplements and Amendments) of the Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed and delivered as of the date first written above.

                                   INVESTORS FINANCIAL SERVICES CORP.

                                   By: /s/ Kevin J. Sheehan
                                       ----------------------------------
                                       Name: Kevin J. Sheehan
                                       Title: President, Chief Executive Officer
                                              and Chairman

                                   FIRST CHICAGO TRUST COMPANY OF
                                   NEW YORK

                                   By: /s/ Gerald J. O'Leary
                                       ----------------------------------
                                       Name: Gerald J. O'Leary
                                       Title: Managing Director

                                                                       EXHIBIT I

                                                           EXHIBIT B

                          [FORM OF RIGHTS CERTIFICATE]

Certificate No. R-                                            __________ Rights

NOT EXERCISABLE AFTER AUGUST 15, 2005 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, AN ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON, AN ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*

                               Rights Certificate

                       INVESTORS FINANCIAL SERVICES CORP.

         This Rights Certificate certifies that _____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which whole Right entitles the holder thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 25, 1995, and as subsequently amended on June 17, 1998 and August 15, 2000 (as amended, the "Rights Agreement"), between Investors Financial Services Corp., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent"), to purchase from the Company after the Distribution Date (as such term is defined in the Rights Agreement) and at any time prior to the Expiration Date (as such term is defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, _____________________

* If applicable, insert this portion of the legend and delete preceding sentence.

one-hundredth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $540.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of [the Record Date] based on the Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Rights Agreement.

         Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate of an Acquiring Person or an Adverse Person), or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Adverse Person (or an Associate or Affiliate of an Acquiring Person or an Adverse Person), such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company and are also available upon written request to the Company.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right (such number reflecting the stock splits in the form of a dividend effected by the Company in March 1999 and June 2000) at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), and (ii) the Final Expiration Date. After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 15% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral-multiples of one one-hundredth of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated:

ATTEST:                                  INVESTORS FINANCIAL SERVICES CORP.

__________________________               By:___________________________
Secretary                                   Kevin J. Sheehan
                                            President and Chief
                                            Executive Officer

Countersigned:

By:________________________
    Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ________________________________________________________
hereby sells, assigns and transfers unto
___________________________________________________________________________
___________________________________________________________________________
                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:

                                           ___________________________
                                           Signature

Signature Guaranteed:

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person.

Dated:

                                      _________________________________
                                      Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                       exercise Rights represented by the
                              Rights Certificate.)

To:  INVESTORS FINANCIAL SERVICES CORP.:

         The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number

___________________________________________________________________________

___________________________________________________________________________
                         (Please print name and address)

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

___________________________________________________________________________

___________________________________________________________________________
                         (Please print name and address)

Dated:

                                    ______________________________
                                    Signature

Signature Guaranteed:

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person.

Dated:

                                     ______________________________
                                     Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                      EXHIBIT II

                                                            EXHIBIT C

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

      On August 15, 1995, the Board of Directors of Investors Financial Services Corp. (the "Company") declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of the Company's Common Stock and Class A Stock (all issued and outstanding shares of which were converted on September 19, 1997 to shares of Common Stock) to stockholders of record at the close of business on the day preceding the date on which the Company acquired all the issued and outstanding capital stock of Investors Bank & Trust Company in exchange for Common Stock (the "Record Date"). Giving effect to the two stock splits in the form of a dividend completed by the Company in March 1999 and June 2000, respectively, each share of Common Stock now trades with one-quarter of a Right attached to it. Each whole Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, $.01 par value per share (the "Preferred Stock"), at a purchase price of $540 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated September 25, 1995, and as subsequently amended on June 17, 1998 by Amendment No. 1 and on August 15, 2000 by Amendment No. 2 thereto (as amended, the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent.

      The Rights are attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates have been distributed as of the date hereof. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement by the Company or any Person that such Person or group of affiliated or associated Persons, other than the Company, any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of the Company's benefit plan (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of Common Stock (the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer that may result in a person or group, other than the Company, any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan, beneficially owning 15% or more of such outstanding shares of Common Stock, or (iii) 10 business days following an Adverse Person Event (as defined below).

      Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights may be exercised so that only whole shares of Preferred Stock will be issued.

      The Rights are not exercisable until the Distribution Date and will expire at the Close of Business on August 15, 2005, unless earlier redeemed by the Company as described below.

      As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors and except in connection with shares of Common Stock issued upon the exercise of employee stock options, issuances under other employee stock benefit plans or upon the conversion of convertible securities issued hereafter, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

      If at any time following the Distribution Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) 10 business days after a Person or group of affiliated or associated Persons other than the Company or its affiliates and associates acquires beneficial ownership of 20% of the outstanding Common Stock of the Company (except pursuant to an offer for all outstanding shares of Common Stock which the Independent Directors determine to be fair to, and otherwise in the best interests of, the Company and its stockholders), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (E.G., a reverse stock split), or (v) 10 business days after the Directors of the Company shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its affiliates and associates, has become the Beneficial Owner of an amount of Common Stock which the Directors determine to be substantial (which amount shall in no event be less than 10% of the shares of Common Stock then outstanding) and a majority of the Directors (with the concurrence of a majority of the Independent Directors (as defined below)) determines, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such directors determine that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact on the business or prospect of the Company (including, but not limited to, impairment of relationships with customers, impairment of the Company's ability to maintain its competitive position or impairment of the Company's business reputation or ability to deal with government agencies or meet regulatory requirements an "Adverse Person Event").

      Then, each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the Right divided by 50% of the current market price (as defined in the Rights Agreement) of the Common Stock at the date of the occurrence of the event. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in the above paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or an Adverse Person will be null and void. The events set forth in the above paragraph are referred to as "Section 11(a)(ii) Events."

      For example, at an exercise price of $540 per whole Right, each whole Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $1,080 worth of Common Stock (or other consideration, as noted above) for $540. Assuming that the Common Stock has a per share value of $30 at such time, the holder of each valid whole Right would be entitled to purchase 36 shares of Common Stock for $540.

      In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer determined by the Board of Directors to be fair as described in clause (ii) of the second preceding paragraph), or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. The events set forth in this paragraph and in the third preceding paragraph are referred to as the "Triggering Events."

      At any time after the occurrence of a Section 11(a)(ii) Event, a majority of the Directors may exchange the Rights (other than Rights owned by an Acquiring Person or Adverse Person which have become void), in whole or in part, at an exchange ratio of four shares of Common Stock, or four Common Stock Equivalents (as defined in the Rights Agreement), per whole Right (subject to adjustment).

      The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

      In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Directors. The Company may not redeem the Rights if the Directors have previously declared a person to be an Adverse Person. After the redemption period has expired, the Company's right of redemption may be reinstated if either (i) an Acquiring Person reduces its beneficial ownership to less than 15% of the outstanding shares of Common Stock in a transaction or a series of transactions not involving the Company, or (ii) the Board of Directors approves the merger of the Company with, or acquisition of the Company by, a Person unrelated to the Acquiring Person. Immediately upon the action of the Board of Directors ordering redemption of the Rights, with, where required, the concurrence of the Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

      The term "Independent Directors" means Directors who are not officers of the Company.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

      Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the earlier to occur of the determination that a person is an Adverse Person or the Distribution Date. After the earlier of such events, the provisions of the Rights Agreement may be amended by the Board of Directors (in certain circumstances, with the concurrence of the Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or any Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, HOWEVER, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

      A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.